600 North Hurstbourne Parkway
Suite 300
Louisville, Kentucky 40222
(502) 426-4800
Contact: Gregory A. Wells, Executive Vice President and CFO	Date: March 12, 2013

FOR IMMEDIATE RELEASE

NTS Realty Holdings Limited Partnership Announces First Quarter Distribution and Date of Its Annual Meeting of Limited Partners

Louisville, KY (March 12, 2013) (NYSE MKT: NLP) - NTS Realty Holdings Limited Partnership (the “Company”) announced today that the board of directors of its managing general partner, NTS Realty Capital, Inc., approved a quarterly distribution of $0.05 per unit on the Company’s limited partnership units.  The distribution will be paid on April 12, 2013 to limited partners of record at the close of business on March 29, 2013.  Distributions to limited partners are made in accordance with the Company’s distribution policy as described in its most recent annual report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2012.

A spokesperson for the Company indicated that “The Company expects to continue its conservative philosophy with respect to distributions into 2013, and the amount of any future distributions will be subject to the performance of the Company’s properties, its potential acquisitions and dispositions, the need for cash reserves, capital expenditures and other factors. In addition, the actual amount and timing of all future distributions must be approved by the managing general partner’s board of directors.”

The Company also announced today that its annual meeting of limited partners will be held on June 11, 2013.  All limited partners of record as of April 15, 2013, will be invited to attend.  More detailed information on the annual meeting will be included in the Company’s definitive proxy statement.

About NTS Realty Holdings Limited Partnership

The Company currently owns, wholly, as a tenant in common with unaffiliated co-owners, or through joint venture investments with affiliated and unaffiliated third parties, twenty-four properties comprised of fifteen multifamily properties, seven office buildings and business centers and two retail properties.  The properties are located in and around Louisville and Lexington, Kentucky, Nashville and Cordova, Tennessee, Richmond, Virginia, Fort Lauderdale and Orlando, Florida, Indianapolis, Indiana and Atlanta, Georgia.  The Company’s limited partnership units are listed on the NYSE MKT platform under the trading symbol of “NLP.”

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Forward Looking Statements

This press release contains forward looking statements that can be identified by the use of words like “believe,” “expect,” “may,” “could,” “intend,” “project,” “estimate,” or “anticipate.”  These forward looking statements, implicitly or explicitly, include assumptions underlying the statements and other information with respect to the Company’s beliefs, plans, objectives, goals, expectations, estimates, intentions, financial condition, results of operations, future performance and business, including its expectation of, and estimates with respect to, revenues, expenses, earnings, return of and on equity, return on assets, asset quality and other financial data and performance ratios.  Although the Company believes that the expectations reflected in its forward looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control.  Important factors that would cause actual results to differ materially from expectations are disclosed under “Risk Factors” and elsewhere in the Company’s most recent annual report on Form 10-K, which was filed on March 23, 2012, and registration statement on Form S-4, which became effective on October 27, 2004.

If one or more of the factors affecting forward looking information and statements proves incorrect, the Company’s actual results of operations, financial condition or prospects could differ materially from those expressed in, or implied by, the forward looking information and statements contained in this press release.

Important Additional Information

The Company has filed a preliminary proxy statement and will file other documents regarding the proposed merger of the Company and NTS Merger Sub, LLC with the Securities and Exchange Commission (the "SEC").  The definitive merger proxy statement will be sent to our Unitholders seeking their approval of the matters discussed above at a special meeting of Unitholders.  Unitholders are urged to read the merger proxy statement and any other relevant document when they become available because they will contain important information about us, the proposed merger and related matters.  Unitholders may obtain a free copy of the definitive merger proxy statement (when available) and other documents filed by us with the SEC at the SEC's web site at www.sec.gov.  Unitholders may also obtain the definitive merger proxy statement (when available) and other related SEC documents free of charge by directing a request to Gregory A. Wells, NTS Realty Holdings Limited Partnership, 600 North Hurstbourne Parkway, Suite 300, Louisville, Kentucky 40222, telephone: (502) 426-4800.

The Company, its managing general partner and its managing general partner’s directors, executive officers and other members of its management and employees (including J.D. Nichols and Brian F. Lavin) may be deemed participants in the solicitation of proxies from the Unitholders of the Company in connection with the proposed transactions.  Information regarding the special interests of persons who may be deemed to be such participants in the proposed transactions will be included in the merger proxy statement described above.  Additional information regarding the directors and executive officers of the Company’s managing general partner is also included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 23, 2012, and subsequent statements of changes in beneficial ownership on file with the SEC.  These documents are available free of charge at the SEC’s web site at www.sec.gov.

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